SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

   C2, Inc.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

C2, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 20, 2004

        NOTICE IS HEREBY GIVEN, that the annual meeting of shareholders of C2, Inc. (the “Company”), a Wisconsin corporation, will be held on Tuesday, April 20, 2004, at 9:00 A.M., Central Time, at the Galleria Conference Room, U.S. Bank Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin for the following purposes:

    1.        To elect seven directors to hold office until the 2005 annual meeting of the shareholders and until their successors are duly elected and qualified.

    2.        To consider and act upon a proposal to amend the Amended and Restated Articles of Incorporation to change the name of the Company to “Total Logistics, Inc.”

    3.        To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on February 20, 2004, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

        A proxy for the annual meeting and a proxy statement are enclosed.

By Order of the Board of Directors
C2, Inc.
David E. Beckwith
Secretary

March 20, 2004

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, SIGN AND PROMPTLY MAIL BACK THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS. IF, FOR ANY REASON, YOU SUBSEQUENTLY CHANGE YOUR PLANS, YOU MAY, OF COURSE, REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED.

C2, Inc.
700 N. Water Street, Suite 1200
Milwaukee, Wisconsin 53202

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 20, 2004

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of C2, Inc. (the “Company”) beginning on or about March 19, 2004, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 20, 2004, at 9:00 A.M., Central Time, at the Galleria Conference Room, U.S. Bank Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the seven persons nominated for election as directors, FOR the proposal to amend the Amended and Restated Articles of Incorporation to change the name of the Company, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to change the Company’s name by amending its Amended and Restated Articles of Incorporation, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on February 20, 2004, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,275,864 shares of Common Stock, each of which is entitled to one vote per share.

ELECTION OF DIRECTORS

        At the Annual Meeting, the shareholders will elect seven directors, each to hold office until the 2005 annual meeting of shareholders and until his successor is duly elected and qualified. Set forth below are the Board’s nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the seven persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee is unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

        The following sets forth certain information, as of February 20, 2004, about the Board’s nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

        John A. Becker, 61, has been a director of the Company since May 2000. Mr. Becker served as President and then as Vice Chairman and Chief Operating Officer of Firstar Corporation (bank holding company) from January 1990 until his retirement in December 1999. Mr. Becker is also a director of Northwestern Mutual Trust Company and Marquette University.

        Nicholas F. Brady, 73, has been a director of the Company since March 1998. Mr. Brady has served as Chairman of the Board of Choptank Partners, Inc. (formerly Darby Advisors, Inc.) since February 1993; Chairman of Darby Overseas Investments, Ltd. since February 1994; and as Secretary of the United States Department of Treasury from September 1988 until January 1993. Mr. Brady is also a director of Amerada Hess Corporation, various Templeton mutual funds and Weatherford International, Inc.

        William T. Donovan, 52, has been a director of the Company since December 1997, and has served as President and Chief Executive Officer of the Company since July 2000. Mr. Donovan also served as Chief Financial Officer of the Company from December 1997 to December 2003 and as Chairman of the Company from December 1997 to July 2000. Mr. Donovan was a principal of Lubar & Co. (private equity investments) located in Milwaukee, Wisconsin from 1980 to 1998. Mr. Donovan is also a director of Grey Wolf, Inc.

        William H. Lacy, 59, has been a director of the Company since February 2000. Mr. Lacy served as Chairman and Chief Executive Officer of Mortgage Guaranty Insurance Corporation, a subsidiary of MGIC Investment Corporation (private mortgage insurance), located in Milwaukee, Wisconsin from 1996 to 1999 and as its President from 1987 to 1996. Mr. Lacy also served as Chairman and Chief Executive Officer of MGIC Investment Corporation located in Milwaukee, Wisconsin from 1987 to 1999. Mr. Lacy is also a director of Johnson Controls, Inc. and Ocwen Financial Corporation.

        David J. Lubar, 49, has been a director of the Company since November 1997 and was Chairman of the Company from July 2000 until October 2003. Prior thereto, he served as President of the Company since December 1997. Mr. Lubar has been a principal of Lubar & Co. (private equity and investments) located in Milwaukee, Wisconsin since 1983.

        Cyriel Godderie, 58, has been a director of the Company since July 2003. Mr. Godderie has been the Chairman and Chief Executive Officer of the temperature-controlled logistics operations of ProLogis since October 2002. Prior to that, he served as Chairman and Chief Executive of CS Integrated, LLC. Mr. Godderie was recommended as a director nominee by the Company's Chief Executive Officer.

        Sheldon B. Lubar, 73, has been a director of the Company since December 1997 and Chairman since October 2003. Mr. Lubar is also the Chairman and a principal of Lubar & Co. (private equity and investments) located in Milwaukee, Wisconsin. Mr. Lubar is also a director of Weatherford International, Inc., Grant Prideco, Inc., Crosstex Energy LP, Crosstex Energy, Inc. and MGIC Investment Corporation.

        Sheldon B. Lubar is the father of David J. Lubar and the father-in-law of Øyvind Solvang, Vice President of the Company.

        Directors will be elected by a majority of the votes cast at the Annual Meeting (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a majority of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner’s shares with respect to the election of directors.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

        Of the seven directors currently serving on the Board, the Board has determined that Messrs. Becker, Brady, Godderie, and Lacy are “independent directors” as defined under the Nasdaq National Market listing standards and that Messrs. Becker, Brady, Lacy and Godderie also meet the additional independence standards for Audit Committee members.

Committees

        The Company’s Board has an Audit Committee, a Corporate Governance Committee, a Compensation and Nominating Committee and a Finance Committee. The Board has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Corporate Governance Committee and Compensation and Nominating Committee. The Company makes available on its website at www.c2-inc.com, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

        In accordance with its formal written charter adopted by the Board, the principal functions performed by the Audit Committee, which met six times in 2003, are to meet with the Company’s independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company’s accounting and financial controls; to meet at least quarterly to review disclosures of the Company’s financial results prior to public release; and to recommend annually to the Board a firm of independent public accountants to serve as the Company’s auditors. The Audit Committee presently consists of John A. Becker (Chairman), William H. Lacy, Nicholas F. Brady and Cyriel Godderie, each of whom is independent as defined in Rule 4200(A)(15) of the listing standard of the National Association of Securities Dealers, Inc. The Board has determined that Mr. Becker qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

        The Corporate Governance Committee consists of David Lubar (Chairperson) and Messrs. Sheldon Lubar and Nicholas Brady. The principal functions of the Corporate Governance Committee, which met twice in 2003, are to develop and recommend to the Board a set of corporate governance principles applicable to the Company, including matters of Board organization, membership and function, committee structure and membership and succession planning for the Chief Executive Officer; and to otherwise take a leadership role in shaping the corporate governance of the Company.

        The Compensation and Nominating Committee consists of William H. Lacy (Chairperson) and Messrs. Becker, Brady and Godderie. Mr. Godderie was appointed to the Committee in 2004 and did not participate in the preparation of the Report on Executive Compensation included in this Proxy Statement. The principal functions performed by this Committee, which met twice in 2003, are to: administer the Company’s deferred and incentive compensation plans; annually evaluate salary grades and ranges; establish guidelines concerning average compensation increases; establish compensation of all officers, directors and subsidiary or division presidents; recommend persons to be selected by the Board as nominees for election as directors; and recommend persons to be elected to fill any vacancies on the Board.

        The Finance Committee consists of Messrs. Donovan (Chairperson), D. Lubar and S. Lubar. The principal function of the Finance Committee is to review prospective acquisition candidates, the structure, financing and terms of prospective acquisitions and the financing arrangements of the Company and its subsidiaries.

Nominations of Directors

        The Compensation and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Compensation and Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Secretary of the Company not less than 45 days or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders.

        In identifying and evaluating nominees for director, the Compensation and Nominating Committee of the Board seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. In addition, the Compensation and Nominating Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Compensation and Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Compensation and Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values and sound business judgment. In addition, the Compensation and Nominating Committee believes that the following specific qualities and skills are necessary for all directors to possess:

•	A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	A director must have time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

•	A director must have demonstrated the ability to work well with others.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to the Secretary of the Company at C2, Inc., c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 700 N. Water Street, Suite 1200, Milwaukee, Wisconsin 53202. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board or the specified director, as the case may be.

Meeting and Attendance

        The Board held five meetings in 2003. Each director attended at least 75% of the meetings of the Board held in 2003 and meetings held by all committees of the Board on which such director served during the period that the director so served in 2003.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. Four of the six directors serving on the Board at the time of the Company’s 2003 annual meeting of shareholders attended that meeting.

Director Compensation

        Under the C2, Inc. 1998 Equity Incentive Plan, as amended (the “Incentive Plan”), the Company has been authorized to grant, on the date of the annual meeting in each year, restricted stock to each non-employee director of the Company. The amount of restricted stock granted to non-employee directors under the Incentive Plan is equal to the quotient of $25,000 divided by the average closing price per share of Common Stock during the 20-trading-day period immediately prior to the date of the annual meeting of shareholders in each year.

        The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with their attending meetings of the Board and committees on which they serve.

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 20, 2004, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The beneficial ownership set forth below is based on information provided to the Company by the beneficial owners.

Name and Address	Number of Shares Beneficially Owned (1)	Percent of Class
Sheldon B. Lubar	1,088,100 (2)	20.6
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
David J. Lubar	1,054,489 (3)	19.6
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Øyvind Solvang	708,208 (4)	13.4
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Susan Lubar Solvang	718,208 (5)	13.4
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Kristine Lubar MacDonald	641,353 (6)	12.2
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Joan P. Lubar	583,347 (7)	11.1
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Marianne S. Lubar	419,456 (8)	8.0
700 N. Water Street
Suite 1200
Milwaukee, WI 53202

Name and Address	Number of Shares Beneficially Owned (1)	Percent of Class
Nicholas F. Brady	310,300	5.9
1133 Connecticut Ave. NW,
Suite 200
Washington, DC 20036
William T. Donovan	268,656 (9)	5.0
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
William H. Lacy	9,600	0.2
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
John A. Becker	7,200	0.2
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Cyriel Godderie	--	--
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
All directors and executive officers
as a group (7 persons)	3,406,553	60.5

(1)	Includes shares subject to currently exercisable options and options exercisable within 60 days of February 20, 2004 as follows: Mr. S. Lubar, 12,000 shares; Mr. D. Lubar, 115,000 shares; Mr. Solvang, 75,000 shares; Mr. Brady, 12,000 shares; Mr. Donovan, 120,000 shares; Mr. Lacy, 9,600 shares; Mr. Becker, 7,200 shares; and all directors and executive officers as a group, 350,800 shares.

(2)	Shares reported by Sheldon B. Lubar include 182,000 shares held by various Lubar family minor childrens’ trusts over which Sheldon B. Lubar may be deemed to share voting power and investment power as a trustee. Of these shares, 50,000 shares are also included as beneficially owned by David J. Lubar. Shares reported by Sheldon B. Lubar also include 411,144 shares held directly by Sheldon Lubar’s wife and 8,312 shares held by the Lubar Family Foundation for which she may be deemed to have voting power and investment power as a director. The remaining 474,644 shares are held directly by Mr. Lubar or his retirement plans.

(3)	Shares reported by David J. Lubar include 526,831 shares over which he may be deemed to share voting power and investment power as a trustee. David J. Lubar shares voting and investment power over 441,136 shares held by various Lubar family minor childrens’ trusts. Of these shares, 50,000 are also included as beneficially owned by Sheldon B. Lubar and 85,695 represent shares for which David J. Lubar’s wife shares voting and investment power. The remaining 412,658 shares are held by David J. Lubar directly.

(4)	Shares reported by Øyvind Solvang include 50,000 shares over which he may be deemed to share voting power and investment power as trustee, 428,208 shares held directly by his wife (Susan L. Solvang), and 143,000 shares over which his wife may be deemed to share voting power and investment power as a trustee. The remaining 22,000 shares are held by Øyvind Solvang directly.

(5)	Shares reported by Susan L. Solvang include 428,208 shares held by her directly, 22,000 shares held directly by her husband (Øyvind Solvang), 143,000 shares for which she may be deemed to share voting power and investment power as a trustee, and 50,000 shares for which her husband may be deemed to share voting power and investment power as a trustee.

(6)	Shares reported by Kristine L. MacDonald include 425,668 shares held by her directly and 220,685 shares for which she may be deemed to share voting power and investment power as a trustee.

(7)	Shares reported by Joan P. Lubar include 440,347 shares held by her directly and 143,000 shares for which she may be deemed to share voting power and investment power as a trustee.

(8)	Shares reported by Marianne S. Lubar include 411,144 shares held by her directly and 8,312 shares held by the Lubar Family Foundation for which she may be deemed to have voting power and investment power as a director.

(9)	Shares reported by William T. Donovan include 20,000 shares held by a partnership in which Mr. Donovan is a general partner. Mr. Donovan disclaims beneficial interest in 15,935 of these shares.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain information concerning the compensation earned for each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2003. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)	Securities Underlying Stock Options(#)	All Other Compensation($)(2)
William T. Donovan	2003	$225,500	$50,000	--	0	$3,833
President and Chief	2002	239,500	85,000	--	0	3,000
Executive Officer (3)	2001	215,000	0	--	20,000	2,800
David J. Lubar	2003	$75,000	$0	--	0	$1,500
Chairman (4)	2002	100,000	0	--	0	2,250
	2001	150,000	0	--	15,000	2,001
Øyvind Solvang	2003	$100,000	$0	--	0	$2,000
Vice President	2002	135,000	25,000	--	0	2,025
	2001	135,000	0	--	15,000	1,800

(1)	Certain personal benefits provided by the Company and its subsidiaries to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)	The amount includes matching contributions made under the Company’s 401(k) plan.

(3)	Mr. Donovan also served as Chief Financial Officer of the Company from December 1997 to December 2003.

(4)	Mr. Lubar served as Chairman of the Company until October 2003. He continues to serve as a director of the Company.

Stock Options

        The Company maintains the Incentive Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. No options were granted to, or exercised by, the Company’s named executive officers in fiscal 2003. The following table presents the value of unexercised options held by the named executive officers at December 31, 2003.

2003 Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
William T. Donovan	120,000	--	$1,057,000	--
David J. Lubar	115,000	--	$1,026,500	--
Øyvind Solvang	75,000	--	$625,500	--

(1)     The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at December 31, 2003.

Report on Executive Compensation

        General. The Company’s approach to compensating its executive officers is different from that of many public corporations. The Chairman of the Compensation and Nominating Committee William Lacy makes his recommendations for salaries and bonuses for the executive officers, including the Chief Executive Officer, to the Committee and those recommendations are generally approved by the Committee. To date, the factors considered by the Chairman have been the financial performance of the Company or the operating unit for which the executive has responsibility and the achievement of non-financial goals in the business plan or developed during the fiscal year. Financial performance is measured by actual operating cash flow and net income compared to the amounts included in the business plan developed prior to the beginning of the fiscal year, but any developments affecting performance which may have occurred during the fiscal year are considered. The Chairman has not given any specific weight to any one factor.

        Stock Options. The Incentive Plan is designed, among other things, to encourage ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. The Incentive Plan is designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation and Nominating Committee has determined that stock option grants to the Company’s key executive officers is consistent with the Company’s best interest and the Company’s overall compensation program.

        In determining the number of stock options to be granted, the Compensation and Nominating Committee considers a variety of factors, including each key executive’s level of responsibility and relative contribution to the Company. Stock options are granted with an exercise price equal to the market value of a share of Common Stock on the date of grant. While earlier stock option grants to key executives vested over a period of years, stock options granted in January 2001 to key executives were fully vested at the time of grant.

        Section 162(m) Limitation. The Company anticipates that all 2003 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation and Nominating Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

C2, Inc.

COMPENSATION AND NOMINATING COMMITTEE

William H. Lacy
Nicholas F. Brady
John A. Becker

Report of the Audit Committee

        The Audit Committee of the Board of Directors is composed of four independent directors, each of whom is independent as defined in the National Association of Securities Dealers’listing standards. The Committee operates under a written charter which was filed as Appendix A to the Company's proxy statement for the 2001 annual meeting of shareholders.

        The Company’s management (“management”) is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        In its meetings with representatives of the independent auditors, the Committee asks them to address and discuss their responses to several questions that the Committee believes are particularly relevant to its oversight. The questions include:

•	Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the independent auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors with clarity and completeness the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and the Securities and Exchange Commission disclosure requirements?

•	Based on the independent auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

        The Committee believes that, by focusing its discussions with the independent auditors on these questions, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

        The Company’s independent auditors have provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors’ independence.

        The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

        Based on the Committee’s reviews and discussions with management and the independent auditors referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

C2, Inc.

AUDIT COMMITTEE

John A. Becker
Nicholas F. Brady
William H. Lacy
Cyriel Godderie

PERFORMANCE INFORMATION

        The following graph compares on a cumulative basis changes since March 5, 1999 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Index and (c) the total return on the Russell 2000 Index. Due to the nature of the Company’s business, no published industry or line-of-business index exists and, the Company does not believe it can reasonably identify a peer group for comparison. The changes have been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end of and the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on March 5, 1999, in Common Stock, the Nasdaq Index and the Russell 2000 Index.

[GRAPHIC OMITTED]

	March 5, 1999	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003
C2, Inc.	$100.00	$82.29	$133.33	$122.08	$228.83	$236.25
Nasdaq Index	100.00	174.12	105.71	83.45	57.14	85.72
Russell 2000 Index	100.00	126.82	121.49	122.74	96.25	139.92

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

        The Board unanimously approved a proposal to amend Article 1 of the Company’s Amended and Restated Articles of Incorporation to change its name to “Total Logistics, Inc.” subject to shareholder approval.

        The Board unanimously recommends the approval of the proposal to amend the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) to change the name of the Company to Total Logistics, Inc. The proposed Amendment would amend Article 1 of the Amended and Restated Articles of Incorporation of the Company to change the name of the Company to Total Logistics, Inc.

        The Board believes it is desirable to change the name of the Company to more accurately reflect the Company’s primary business of providing a full range of integrated third-party logistic services. The name Total Logistics, Inc. is more appropriate for the business activities in which the Company is primarily engaged. Further, the Board believes that the name Total Logistics, Inc. is more likely to have a greater intangible value, and a greater name recognition value to the Company in the future, than the Company’s current name.

        To approve this proposal, the number of votes cast in favor of the proposal must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted above, but do not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of “votes cast.”

THE BOARD RECOMMENDS THE FOREGOING PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE COMPANY’S NAME AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH PROPOSAL. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE PROPOSAL.

CERTAIN TRANSACTIONS

        The Company shares offices with Lubar & Co. Incorporated. The office building in which the Company is headquartered is owned by 700 North Water LLC, which is owned by Sheldon B. Lubar, David J. Lubar, the Lubar Family (90 percent), William T. Donovan (5 percent) and unrelated third parties (5 percent). Sheldon B. Lubar and David J. Lubar are officers and directors of Lubar & Co. Incorporated, and each own 20 percent of its common shares. The Company pays its pro rata share of the rent, utilities and other expenses of these premises (approximately $6,000 per month). A total of $69,000 was paid in 2003. Certain officers and employees of the Company also provide services to Lubar & Co. Incorporated. An allocation of compensation for services is based on time spent on the respective entity and is periodically reviewed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2003, all its directors and executive officers complied with the Section 16(a) filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

        Deloitte & Touche LLP has served as the independent auditors for the Company since June 17, 2002 and audited the financial statements of the Company for the fiscal year ended December 31, 2003. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

Independent Auditors’ Fees

        In connection with the fiscal years ended December 31, 2003 and 2002, Deloitte & Touche LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:

a)	Audit Fees. Fees for audit services totaled $120,962 and $106,049 in 2003 and 2002, respectively, including fees with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

b)	Audit Related Fees. Fees for audit-related services totaled $16,385 and $4,375 in 2003 and 2002, respectively, including assistance in preparing the deferred tax analysis and tax footnote in the Company’s Annual Report on Form 10-K and expenses related to the audit.

c)	Tax Fees. Fees for tax services, including tax compliance and tax consultation, totaled $146,605 and $23,414 in 2003 and 2002, respectively.

d)	All Other Fees. Fees for all other services not included above totaled $7,500 and $0 in 2003 and 2002, respectively.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. Since 2002, the Audit Committee has approved 100% of the services described under Audit-Related Fees, Tax Fees and All Other Fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Deloitte & Touche LLP and determined that such services did not adversely affect the independence of Deloitte & Touche LLP.

MISCELLANEOUS

Shareholder Proposals

        Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2005 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on November 20, 2004. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to raise at the 2005 annual meeting of shareholders but does not intend to have included in the Company’s proxy statement for such meeting) after February 3, 2005, the persons named in proxies solicited by the Board for the 2005 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

By Order of the Board of Directors
C2, Inc.
David E. Beckwith
Secretary

March 20, 2004

C2, INC.

Proxy for Annual Meeting of Shareholders to be held April 20, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF C2, INC.

        The undersigned constitutes and appoints WILLIAM T. DONOVAN and DAVID E. BECKWITH, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote as designated below, all shares of C2, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin on April 20, 2004, at 9:00 A.M., Central Time, and at all adjournments or postponements thereof.

        The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR Item 1 and FOR Item 2.

        THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

C2, INC. 2004 ANNUAL MEETING

1. ELECTION OF DIRECTORS:	1-Nicholas F. Brady 3-David J. Lubar 5-William H. Lacy 7-Cyriel Godderie	2-William T. Donovan 4-Sheldon B. Lubar 6-John A. Becker	[ ] FOR all nominees listed to the left (except as specified below).	[ ] WITHHOLD AUTHORITY to vote for all nominees listed to the left.
(Instructions: To withhold authority to vote for any indicated nominee(s), write the number(s) of the nominee(s) in the box provided to the right).
2. The proposal to amend the Company's Amended and Restated Articles of Incorporation to change the name of the Company to Total Logistics, Inc.		[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3. In their discretion upon all such other business as may properly come before said meeting.
	Date______________________, 2004		NO. OF SHARES

Check appropriate box Indicate change below: Address Change?	[ ] Name Change?	[ ]
Signature(s) in Box
Please sign exactly as your name
appears on your stock certificate.
Joint owners should each sign
personally. A corporation should sign
full corporate name by a duly
authorized officer and affix corporate
seal. When signing as attorney,
executor, administrator, trustee or
guardian, please give full title as
such.